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                                                                    EXHIBIT 99.1

                                  May 30, 1997

Dear Petrolite Stockholder:

     You are invited to attend the Annual Meeting of the Stockholders of Petrolite Corporation ("Petrolite"), a Delaware corporation, which will be held at 11:00 a.m., Central Time, on Tuesday, July 1, 1997, at the Doubletree Hotel and Conference Center, 16625 Swingley Ridge Road, Chesterfield, Missouri 63017, for the following purposes:

        1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of February 25, 1997 (the "Merger Agreement"), by and among Baker Hughes Incorporated, a Delaware corporation ("Baker Hughes"), Baker Hughes Missouri, Inc., a Missouri corporation and a wholly owned subsidiary of Baker Hughes ("Merger Sub"), Baker Hughes Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of Merger Sub ("Merger Grandsub"), Wm.
           S. Barnickel & Company, a Missouri corporation ("Barnickel"), and Petrolite, and the transactions contemplated thereby, , pursuant to which, among other things, Merger Sub will be merged with and into Barnickel (the "Barnickel Merger") and immediately following the Barnickel Merger, Merger Grandsub will be merged with and into Petrolite (the "Petrolite Merger").

        2. To elect eight Directors, each to hold office until his successor is elected and qualified or until the Petrolite Merger is consummated.

        3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on May 9, 1997, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

     IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ATTACHED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR GRANT OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU DECIDE TO ATTEND THE MEETING.

                                         Yours very truly,

                                         Paul H. Hatfield
                                         Chairman, President and
                                         Chief Executive Officer

                            (Detach Proxy Form Here)

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PROXY                       PETROLITE CORPORATION

  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING, JULY 1, 1997,
                            11:00 A.M. CENTRAL TIME

    The undersigned hereby constitutes and appoints Paul H. Hatfield, John M. Casper and Charles R. Miller, and each or any of them, attorneys with full power of substitution, with the powers the undersigned would possess if personally present, to vote all shares of Capital Stock of the undersigned in PETROLITE CORPORATION at the Annual Meeting of Stockholder to be held Tuesday, July 1, 1997 and at any adjournment or postponement thereof on all matters properly coming before the meeting.

                                             Dated: , 1997

                                             -----------------------------------

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                                             (THIS PROXY MUST BE SIGNED EXACTLY
                                             AS THE STOCKHOLDER'S NAME APPEARS
                                             HEREON. IF ACTING AS ATTORNEY,
                                             EXECUTOR, OR TRUSTEE, OR IN A
                                             CORPORATE OR REPRESENTATIVE
                                             CAPACITY, PLEASE SIGN NAME AND
                                             TITLE.)
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                            (Detach Proxy Form Here)

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THIS PROXY WILL BE VOTED AS DIRECTED BELOW OR, IF NO DIRECTION IS INDICATED,
WILL BE VOTED FOR ITEM 1 AND ITEM 2, WHICH VOTE IS RECOMMENDED BY THE BOARD OF DIRECTORS.

1. ELECTION OF DIRECTORS

   Nominees: Andrew B. Craig, III, Jerry B. Davis, Wayne J. Grace, Paul H.
             Hatfield, Richard L. O'Shields, Fairfax F. Pollnow, Brian M. Rushton, Joseph T. Williams

   (Mark only one)

   [ ] VOTE FOR all nominees listed above      [ ] VOTE WITHHELD from all
   nominees

   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

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2. Approval and adoption of the merger agreement and the transactions contemplated thereby
                  [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.
     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.